EXHIBIT 10.41
                                                                   -------------

                             SECURED PROMISSORY NOTE


$300,000                                                 April 30, 1997



     FOR VALUE RECEIVED, Richard A. Sandberg and his heirs, executors and administrators ("Borrower") hereby promises to pay to DIANON Systems, Inc. ("Lender") the principal sum of Three Hundred Thousand Dollars ($300,000) on April 30, 1999, and to pay interest on the unpaid principal balance from the date hereof until paid in full at the rate of 9.5% per annum on April 30, 1998 and April 30, 1999.

     Payments of principal and interest shall be made in lawful currency of the United States at the offices of Lender at 200 Watson Boulevard, Stratford, Connecticut or such other place as Lender may designate.

     This Note may be prepaid by Borrower prior to its stated maturity in whole or in part at any time or from time to time, without penalty or premium (together with interest accrued to the date of prepayment on the amount of principal being prepaid).

     The obligations of Borrower under this Note are secured by a first priority pledge of and security interest in (i) Borrower's rights under his options to purchase Common Stock of Lender, (ii) any shares of stock of Lender issuable upon exercise of such options and (iii) 30,000 shares of stock of Milkhaus Laboratory, Inc. owned by Borrower, pursuant to a Security Agreement dated the date hereof (the "Security Agreement"). Borrower agrees that the Security Agreement shall be binding upon the Borrower and that the grant of the security interest in the Collateral (as defined in the Security Agreement) shall be irrevocable and unconditional, irrespective of the validity, legality or enforceability of the obligations of Borrower hereunder and the other Obligations (as defined in the Security Agreement), the absence of any action to enforce the same, any waiver or consent by the Secured Party with respect to any provisions thereof, or any action to enforce the same or any other similar circumstances.

     In the event that (A) Borrower, pursuant to or within the meaning of Title 11, U.S. Code or any similar foreign, United States federal or state law for the relief of debtors ("Bankruptcy Law"), (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against Borrower in an involuntary case or proceeding, (iii) consents to the appointment for Borrower of a receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law (a "Custodian"), or (iv) makes a general assignment for the benefit of Borrower's creditors or (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Borrower in an involuntary case or proceeding, (ii) appoints a Custodian for all or substantially all of Borrower's properties, or (iii) orders the liquidation of all or substantially all of the assets of Borrower, or (C) Borrower is in default under the Security Agreement or (D) Borrower fails to pay

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interest when due, then in any such case all unpaid principal of and interest on this Note shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of Lender.

     Borrower shall pay all of the costs and expenses of Lender in connection with any action taken by it to collect or enforce this Note, to exercise its rights under the Security Agreement referred to above or to protect its rights with respect thereto including reasonable attorney's fees, whether or not suit be instituted, and Lender may, without limitation, take judgment for all such amounts.

     Borrower hereby submits to the jurisdiction of the courts of the State of Connecticut and the Federal courts of the United States of America for Connecticut in respect of any legal action or proceeding relating to this Note or the enforcement of any judgment in respect of this Note. Borrower hereby waives, and agrees not to assert as a defense in any action, suit or proceeding for the interpretation and/or enforcement of this Note that Borrower is not subject thereto, that such action, suit or proceeding may not be brought or is not maintainable in said courts, that this Note may not be enforced in or by said courts, that Borrower's property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum or that that venue of the suit, action or proceeding is improper. Borrower agrees that service of process in any such action, suit or proceeding shall be deemed in every respect effective service of process upon him if mailed or delivered to Richard A. Sandberg, 233 Brushy Ridge, New Canaan, Connecticut 06840.

     This Note shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to instruments made and to be performed in Connecticut and cannot be changed orally.



                                                 /S/  RICHARD A. SANDBERG
                                                 ------------------------
                                                 Richard A. Sandberg